PLEDGE AGREEMENT
THIS PLEDGE AGREEMENT (this “Agreement”) dated as of May 14, 2019, is executed by COGNICAL, INC., a Delaware corporation (“Pledgor”), in favor of MIDTOWN MADISON MANAGEMENT, LLC, a Delaware limited liability company, as administrative, payment and collateral agent for itself, as a Lender and for the other Lenders (in such capacities, together with its successors and assigns “Agent”).
W I T N E S S E T H:
WHEREAS, Pledgor owns one hundred percent (100%) of all equity membership interests in KATAPULT SPV-1 LLC, a Delaware limited liability company (“Borrower”), as more particularly described on Schedule I attached hereto;
WHEREAS, Borrower, Pledgor, Agent and each of the lenders from time to time party to the Loan Agreement (individually each a “Lender” and collectively the “Lenders”), have entered into that certain Loan and Security Agreement, dated as of May 14, 2019 (as it may be modified, amended or restated from time to time the “Loan Agreement”), pursuant to which such Lenders will make certain Advances to Borrower;
WHEREAS, the Borrower pledged all of its respective assets to Agent as collateral as required under the Loan Agreement;
WHEREAS, Pledgor hereby acknowledges that it will directly and indirectly benefit from the transactions contemplated by the Loan Agreement;
NOW, THEREFORE, in consideration of the agreements made by Agent and Lenders for the benefit of Borrower in the Loan Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Definitions. When used herein, capitalized terms which are not otherwise defined have the meanings assigned thereto in the Loan Agreement.
2.Pledge.
(a)As security for the payment and performance of all of the Obligations, Pledgor hereby pledges and grants to Agent, for the benefit of Agent and Lenders, a continuing first priority security interest in, all of the following, whether now existing or hereafter owned, existing or arising (the “Subject Collateral”):
(1)All equity interests in Borrower held by Pledgor, including, without limitation, the equity interests described on Schedule I hereto and any investment property and general intangibles evidenced by or relating to such membership interests (collectively, the “Subject Securities”), and all other property hereafter delivered to Agent in substitution for or in addition to any of the foregoing;
(2)all documents, certificates and/or instruments representing any of the foregoing and all cash, securities, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing, except for any distributions with respect to the Subject Securities that would be permitted under the Loan Documents; and

(3)all products and proceeds of all of the foregoing
(b)Pledgor agrees to cause Borrower to (x) elect to treat its Equity Interests as securities as contemplated by the definition of “security” in Section 8-102(15) and by Section 8-103 of Article 8 of the UCC and to (y) certificate its Equity Interests and deliver to Agent, for the benefit of itself and Lenders, any and all certificates evidencing the Subject Securities, and any other Subject Collateral which may at any time or from time to time come into the possession or control of such Pledgor; and prior to the delivery thereof to Agent, such Subject Collateral shall be held by Pledgor separate and apart from its other property and in express trust for Agent.
(c)Pledgor further agrees to obtain the written acknowledgment of any custodian of the Subject Collateral, and that (i) all rights of such Pledgor in the Subject Collateral are subject to such security interest, (ii) such custodian is authorized and instructed to comply with any instruction of Agent with respect to disposition or transfer of the Subject Collateral, including any instruction to cease accepting instructions from such Pledgor, and (iii) in the event of a conflict between instructions given by Agent and instructions given by Pledgor, Agent’s instructions shall control. It is Pledgor’s intent that, by virtue of this Agreement and such acknowledgments, Agent is granted “control” within the meaning of Sections 9-104 and 9-106 of the UCC with respect to the Subject Collateral and any deposit account to which the Subject Collateral is credited. Pledgor hereby agrees that it will not grant “control” (within the meaning of such Sections of the UCC) to any Person other than Agent with respect to the Subject Collateral or any deposit account to which the Subject Collateral is credited.
3.Warranties; Further Assurances. Pledgor warrants to Agent that: (a) such Pledgor is (or at the time of any future delivery, pledge, assignment or transfer thereof will be) the legal and equitable owner of the Subject Collateral owned by it free and clear of all liens, security interests and encumbrances of every description whatsoever other than the security interest created hereunder; and (b) the pledge and delivery of the Subject Collateral owned by it pursuant to this Agreement will create a valid first priority, perfected security interest in such Subject Collateral in favor of Agent and its assigns.
So long as any of the Obligations shall be outstanding, Pledgor (i) shall not (other than as provided in the Subordination Agreement dated as of the date hereof), without the express prior written consent of Agent, sell, assign, exchange, pledge or otherwise transfer, encumber, or grant any option, warrant or other right to purchase any Subject Securities pledged hereunder, or otherwise diminish or impair any of its rights in, to or under any of the Subject Collateral; (ii) hereby consents to the filing of such UCC financing statements and other documents (and pay the costs of filing and recording or re-filing and re-recording the, same in all public offices reasonably deemed necessary or appropriate by Agent) and do such other acts and things, all as Agent may from time to time reasonably request, to establish and maintain a valid, first priority perfected security interest in the Subject Collateral (free of all other liens, claims and rights of third parties whatsoever) to secure the performance and payment of the Obligations; (iii) will execute and deliver to Agent such allonges, endorsements and similar documents relating to the Subject Collateral, satisfactory in form and substance to Agent, as Agent may reasonably request; and (iv) will furnish Agent such information concerning the Subject Collateral as Agent may from time to time reasonably request, and will permit Agent or any designee of Agent, from time to time to inspect, audit and make copies of and extracts from all records and all other papers in the possession of Pledgor which pertain to the Subject Collateral, and will, upon request of Agent at any time when an Event of Default has occurred and is continuing, deliver to Agent all of such records and papers.
4.Holding in Name of Agent, etc. Agent may from time to time after the occurrence and during the continuance of an Event of Default, without notice to Pledgor, take all or any of the following actions: (a) transfer all or any part of the Subject Collateral into the name of Agent or any nominee or sub-agent for Agent, with or without disclosing that such Subject Collateral is subject to the lien, pledge and security interest hereunder, (b) appoint one or more sub-agents or nominees for the purpose of retaining physical possession of the Subject Collateral, (c) notify the parties obligated on any of the Subject Collateral to make payment directly to Agent of any amounts due or to become due thereunder, (d) endorse any checks, drafts or other writings in the name of Pledgor to allow collection of the Subject Collateral, (e) enforce collection of any of the Subject Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto, and (f) take control of any proceeds of the Subject Collateral.
5.Voting Rights, Dividends, etc. Notwithstanding any other provisions contained in this Agreement, so long as the Obligations remain outstanding, and so long as Agent has not given the notice referred to in Subsection 5(c) below:
(a)Pledgor shall be entitled to exercise any and all voting or consensual rights and powers and purchase or subscription rights (any exercise by Pledgor of such purchase or subscription rights may be made only from funds of Pledgor not comprising the Subject Collateral) relating or pertaining to the Subject Collateral or any part thereof for any purpose; provided, that Pledgor agrees that it will not exercise any such right or power in any manner which would have a material adverse effect on the value of the Subject Collateral or any part thereof or any other material adverse effect in relation to the Collateral or Pledgor’s obligations pursuant to the Loan Agreement or any other Loan Document;
(b)Pledgor shall be entitled to receive and retain any and all dividends, interest or other cash distributions payable on or in respect of the Subject Collateral which are paid in cash if such dividends, interest or other distributions are permitted by the Loan Documents, but all dividends, interest and distributions in respect of the Subject Collateral or any part thereof made in Subject Securities, whether resulting from a subdivision, combination or reclassification of Subject Collateral or any part thereof or received in exchange for Subject Collateral or any part thereof or as a result of any merger, consolidation, acquisition or other exchange of assets to which any Person who issues a Subject Security may be a party or otherwise or as a result of any exercise of any purchase or subscription rights, shall be and become part of the Subject Collateral hereunder and, if received by Pledgor, shall be forthwith delivered to Agent in due form for transfer (i.e., endorsed in blank or accompanied by stock or bond powers executed in blank) to be held for the purposes of this Agreement; and
(c)Upon the occurrence of an Event of Default and notice thereof delivered to Pledgor from Agent and at all times during the continuance of such Event of Default, all rights and powers which Pledgor is entitled to exercise pursuant to this Section 5, and all rights of Pledgor to receive and retain dividends pursuant to Subsection 5(b) hereof, shall forthwith cease, and all such rights and powers shall thereupon become vested in Agent which shall have, during the continuance of such Event of Default the sole and exclusive authority to exercise such rights and powers and to receive such dividends, interest or other distributions. Any and all money and other property paid over to or received by Agent pursuant to this Subsection 5(c) shall be retained by Agent as additional Subject Collateral hereunder and applied in accordance with the provisions hereof.
6.Remedies. Whenever an Event of Default shall exist, Agent may exercise from time to time any rights and remedies available to it under the UCC or otherwise available to it under the Loan Documents or other Applicable Law. Without limiting the foregoing, whenever an Event of Default shall exist, Agent, to the extent necessary to satisfy the Obligations, (a) may, to the fullest extent permitted by Applicable Law, without notice, advertisement, hearing or process of law of any kind, (i) sell any or all of the Subject Collateral, free of all rights and claims of Pledgor therein and thereto, at any public or private sale on such terms as Agent may deem commercially reasonable and (ii) bid for and purchase any or all of the Subject Collateral at any such public or private sale, as applicable and (b) shall have the right, for and in the name, place and stead of Pledgor, to execute endorsements, assignments and other instruments of conveyance or transfer with respect to all or any of the Subject Collateral. Pledgor hereby expressly waives, to the fullest extent permitted by Applicable Law, any and all notices, advertisements, hearings or process of law in connection with the exercise by Agent of any of its rights and remedies during the continuance of an Event of Default. Any notification of intended disposition of any of the Subject Collateral shall be deemed reasonably and properly given if given at least ten (10) days before such disposition. Any proceeds of any of the Subject Collateral may be applied by Agent to the payment of reasonable expenses in connection with the Subject Collateral, including, without limitation, reasonable attorneys’ fees and legal expenses, and any balance of such proceeds may be applied by Agent toward the payment of the Obligations, and in such order of application, as Agent may from time to time elect (and, after payment in full of all Obligations, any excess shall be delivered to Pledgor or as a court of competent jurisdiction shall direct).
Agent is hereby authorized to comply with any limitation or restriction in connection with any sale of Subject Collateral as it may be advised by counsel is necessary in order to (a) avoid any violation of Applicable Law (including, without limitation, compliance with such procedures as may restrict the number of prospective bidders or purchasers and/or further restrict such prospective bidders or purchasers to persons or entities who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Subject Collateral) or (b) obtain any required approval of the sale or of the purchase by any Governmental Authority or official, and Pledgor agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner and that Agent shall not be liable or accountable to Pledgor for any discount allowed by reason of the fact that such Subject Collateral is sold in compliance with any such limitation or restriction. Pledgor waives any right it may now or hereafter have to require Agent to marshal any of the collateral (including the Subject Collateral) from time to time securing the Obligations guaranteed by Pledgor or any other Guarantor.
7.Waiver of Transfer Restrictions. Pledgor and the Borrower hereby consent to the terms and conditions contained in this Agreement, notwithstanding any limitations or restrictions on transfers of the Subject Collateral set forth in the governing documents of Borrower or otherwise with respect to the transfer of any of the Subject Collateral. Without limiting the foregoing, Pledgor and the Borrower agree that any rights of first refusal, options to purchase or other conditions or restrictions affecting the transfer of any of the Subject Collateral shall not be triggered by, or otherwise in any respect be applicable to, the execution and delivery of this Agreement or the exercise of Agent’s rights and remedies under this Agreement, as amended from time to time, and upon Agent’s exercise of its rights and remedies under this Agreement (as amended from time to time), Agent, a purchaser at a foreclosure sale of the Collateral or any such party’s designee shall be immediately and automatically admitted as an owner of the Borrower with all ownership rights accruing to it (including, without limitation, all rights to distributions and voting) without the need to obtain the consent of any owner or the Borrower or to provide or comply with a right of first refusal or option to purchase with respect to any of the Subject Collateral in favor of any owner, the Borrower or any other Person, notwithstanding anything in the Charter and Good Standing Documents of Borrower, any agreement to which the Pledgor is now or hereafter a party with respect to any of the Subject Collateral or otherwise to the contrary or in conflict thereof.
8.Additional Covenants of Pledgor.

(a)Exclusive Right to Finance. Pledgor hereby covenants and agrees not to form, or consent to or otherwise acquiesce in the formation of, any Affiliate of Pledgor, or otherwise use any Subsidiary existing on the Closing Date, to circumvent the intent of the covenants, agreements and obligations of the Borrower set forth in Section 2.14(c) of the Loan Agreement.
(b)[Reserved]
(c)[Reserved]
9.Representations and Warranties of Pledgor. Pledgor represents and warrants to Agent as follows:
(a)Benefit. Pledgor is the sole equity holder of Borrower, and has received, or will receive, direct or indirect benefit from the making of this Agreement with respect to the Obligations.
(b)Familiarity and Reliance. Pledgor is familiar with, and has independently reviewed the books and records regarding the financial condition of the Borrower and is familiar with the value of the Subject Collateral intended to be created as security for the payment of the Obligations; provided, however, that Pledgor is not relying on such financial condition or the collateral as an inducement to enter into this Agreement.
(c)No Representation By Agent. Neither Agent nor any other party has made any representation, warranty or statement to Pledgor in order to induce Pledgor to execute this Agreement.
(d)Pledgor’s Financial Condition. As of the date hereof, and after giving effect to this Agreement and the contingent obligation evidenced hereby, Pledgor is, and will be, solvent and able to meet its obligations and liabilities as they become due, and the assets of such Guarantor, at a Fair Valuation, exceed the total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of Pledgor, and no unreasonably small capital base exists with respect to Pledgor.
(e)Other Agreements. Pledgor is not (a) a party to any judgment, order or decree or any agreement, document or instrument, or subject to any restriction, which would have a Material Adverse Effect on its ability to execute and deliver, or perform under this Agreement, or (b) in default in the performance, observance or fulfillment of any obligation, covenant or condition contained in any agreement, document or instrument to which it is a party or to which any of its properties or assets are subject, which default, if not remedied within any applicable grace or cure period, could reasonably be expected to be, have or result in a Material Adverse Effect, nor is there any event, fact, condition or circumstance which, with notice or passage of time or both, would constitute or result in a conflict, breach, default or event of default under, any of the foregoing which, if not remedied within any applicable grace or cure period could reasonably be expected to be, have or result in a Material Adverse Effect.
10.Attorney-in-Fact. Pledgor hereby irrevocably appoints Agent as its limited attorney-in-fact in accordance with the powers granted in connection with this Agreement (without requiring Agent to act as such), with full power of substitution, which appointment as limited attorney-in-fact is irrevocable during the term of this Agreement, to take any action Agent deems necessary upon the occurrence and during the continuation of an Event of Default to perfect, protect and realize upon its lien and first priority security interest in the Subject Collateral, including the execution and delivery of any and all documents or instruments related to the Subject Collateral in Pledgor’s name, or otherwise to effect fully the purpose, terms and conditions of this

Agreement and the other Loan Documents, and said appointment shall create in Agent a power coupled with an interest.
11.General.
(a)Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Subject Collateral if it takes such action for that purpose as Pledgor shall request in writing, but failure of Agent in and of itself to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and no failure of Agent to preserve or protect any rights with respect to the Subject Collateral against prior parties, or to do any act with respect to preservation of the Subject Collateral not so requested by Pledgor, shall be deemed a failure to exercise reasonable care in the custody or preservation of any Subject Collateral.
(b)No course of action or dealing, renewal, release or extension of any provision hereunder, or single or partial exercise of any such provision, or delay, failure or omission on Agent’s part in enforcing any such provision shall affect the liability of Pledgor or operate as a waiver of such provision or preclude any other or further exercise of such provision. No waiver by any party to this Agreement of any one or more defaults by any other party in the performance of any of the provisions hereunder shall operate or be construed as a waiver of any future default, whether of a like or different nature, and each such waiver shall be limited solely to the express terms and provisions of such waiver. Notwithstanding any other provision hereunder, by completing the Closing under the Loan Agreement and/or by making Advances, neither the Agent nor any Lender waives any breach of any representation or warranty of under this Agreement, and all of Agent’s or any Lender’s claims and rights resulting from any such breach or misrepresentation are specifically reserved.
(c)Agent shall have the right in its sole discretion to determine which rights, Liens and/or remedies Agent and Lenders may at any time pursue, relinquish, subordinate or modify, and such determination will not in any way waive, compromise, modify or affect any of Agent’s or Lenders’ rights, Liens or remedies under this Agreement, Applicable Law or equity. The enumeration of any rights and remedies in this Agreement is not intended to be exhaustive, and all rights and remedies of Agent and Lenders described herein are cumulative and are not alternative to or exclusive of any other rights or remedies which Agent and Lenders otherwise may have. The partial or complete exercise of any right or remedy shall not preclude any other further exercise of such or any other right or remedy.
(d)This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives; provided, however, that Pledgor may not, without the prior written consent of Agent, assign any of its rights, powers, duties or obligations hereunder. If Pledgor consists of more than one person or party, the obligations and liabilities of each such person or party pursuant to this Agreement, including, but not limited to, the payment and performance of the Obligations and the payment of costs and expenses pursuant to Section 6 hereof, shall be joint and several.
(e)If any provision of this Agreement is adjudicated to be invalid under Applicable Laws or regulations, such provision shall be inapplicable to the extent of such invalidity without affecting the validity or enforceability of the remainder of this Agreement which shall be given effect so far as possible. The captions in this Agreement are intended for convenience and reference only and shall not affect the meaning or interpretation of this Agreement. This Agreement may be executed in one or more counterparts (which taken together, as applicable, shall constitute one and the same instrument) and by facsimile transmission, which facsimile signatures shall be considered original executed counterparts. Each party to this Agreement agrees that it will be bound by its own facsimile signature and that it accepts the facsimile signature of each other party.
12.Governing Law; Jurisdiction; Service of Process; Venue.
        (A)    THIS AGREEMENT, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS CHOICE OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF A DIFFERENT JURISDICTION.
        (B)    BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST PLEDGOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
        (C)    PLEDGOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (A) OF THIS SECTION 12. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
        (D)    EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF PROCESS AND AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 12.5 OF THE LOAN AGREEMENT. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.TO THE FULLEST EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, PLEDGOR HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND OR CLARIFY ANY RIGHT, POWER, REMEDY OR DEFENSE ARISING OUT OF

OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN, WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE, OR WITH RESPECT TO ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY; AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A JUDGE AND NOT BEFORE A JURY. PLEDGOR FURTHER WAIVES ANY RIGHT TO SEEK TO CONSOLIDATE ANY SUCH LITIGATION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER LITIGATION IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED. FURTHER, PLEDGOR HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF LENDER, INCLUDING LENDER’S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LENDER WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. PLEDGOR ACKNOWLEDGES THAT THE PROVISIONS OF THIS SECTION ARE A MATERIAL INDUCEMENT TO LENDER’S ACCEPTANCE OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE.
13.Waiver of Right To Trial By Jury.
(A)    PLEDGOR HEREBY (i) EXPRESSLY, KNOWINGLY AND VOLUNTARILY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION ARISING HEREUNDER OR IN ANY WAY CONNECTED WITH OR INCIDENTAL TO THE DEALINGS OF THE PARTIES WITH RESPECT TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND (ii) AGREES AND CONSENTS THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES TO THE WAIVER OF THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY.
(B)    IN THE EVENT ANY SUCH CLAIM OR CAUSE OF ACTION IS BROUGHT OR FILED IN ANY UNITED STATES FEDERAL COURT SITTING IN THE STATE OF CALIFORNIA OR IN ANY STATE COURT OF THE STATE OF CALIFORNIA, AND THE WAIVER OF JURY TRIAL SET FORTH IN SECTION 13(A) IS DETERMINED OR HELD TO BE INEFFECTIVE OR UNENFORCEABLE, THE PARTIES AGREE THAT ALL CLAIMS AND CAUSES OF ACTION SHALL BE RESOLVED BY REFERENCE TO A PRIVATE JUDGE SITTING WITHOUT A JURY, PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 638, BEFORE A MUTUALLY ACCEPTABLE REFEREE OR, IF THE PARTIES CANNOT AGREE, A REFEREE SELECTED BY THE PRESIDING JUDGE OF THE SANTA CLARA COUNTY, CALIFORNIA. SUCH PROCEEDING SHALL BE CONDUCTED IN SANTA CLARA COUNTY, CALIFORNIA, WITH CALIFORNIA RULES OF EVIDENCE AND DISCOVERY APPLICABLE TO SUCH PROCEEDING. IN THE EVENT CLAIMS OR CAUSES OF ACTION ARE TO BE RESOLVED BY JUDICIAL REFERENCE, ANY PARTY MAY SEEK FROM ANY COURT HAVING JURISDICTION THEREOVER ANY PREJUDGMENT ORDER, WRIT OR OTHER RELIEF AND HAVE SUCH PREJUDGMENT ORDER, WRIT OR OTHER RELIEF ENFORCED TO THE FULLEST EXTENT PERMITTED BY LAW NOTWITHSTANDING THAT ALL CLAIMS AND CAUSES OF ACTION ARE OTHERWISE SUBJECT TO RESOLUTION BY JUDICIAL REFERENCE.
14.Loan Agreement. Pledgor hereby agrees to be bound by any covenants stated to be binding upon it in the Loan Agreement and such covenants are hereby incorporated by reference as if fully set forth herein.

15.[Reserved]
16.[Reserved]
17.Recitals. The recital and introductory paragraphs hereof are a part hereof and form a basis for this Agreement and shall be considered prima facie evidence of the facts and documents referred to therein.
[Remainder of Page Intentionally Blank; Signatures on following page]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as of the day and year first written above.

PLEDGOR: COGNICAL, INC., a Delaware corporation By: /s/ Orlando Zayas_______________ Name: Orlando Zayas Title: Chief Executive Officer

500 7th Avenue, 8th Floor New York, NY 10018 Attention: Orlando Zayas Telephone: (833) 449-4229

[Signature Page to Pledge Agreement]

AGENT: MIDTOWN MADISON MANAGEMENT LLC By: /s/ Raymond S. Chan Name: Raymond S. Chan Title: Authorized Signatory

780 Third Avenue, 27th Floor
New York, NY 10017
Attention: David Aidi
Telephone: 212-201-1912
Facsimile: 917-464-7350
Email: aidi@atalayacap.com

With a copy to:

200 Crescent Court, Suite 1600
Dallas, Texas 75201
Attention: Matthew Fontane
Phone: 214-964-9454
Email: matthew.fontane@hklaw.com

[Signature Page to Pledge Agreement]

ACKNOWLEDGMENT
The undersigned hereby acknowledges receipt of a copy of the foregoing Pledge Agreement, agrees to the terms of, and agrees to be bound by, the Pledge Agreement and to promptly to note on its books and records the security interests granted under such Pledge Agreement, and waives any rights or requirement at any time hereafter to receive a copy of such Pledge Agreement in connection with the registration of any of the Subject Collateral in the name of Agent or its nominee or the exercise of voting rights by Agent, and, after written notice from Agent that an Event of Default has occurred, each agrees, that in acting upon the instructions of Agent, it will not require the further consent of, or seek further instruction from, Pledgor at any time.
Acknowledged and Agreed:

KATAPULT SPV-1 LLC, a Delaware limited liability company

By: _/s/ Orlando Zayas_______________
Name: Orlando Zayas
Title: Chief Executive Officer
[Acknowledgment of Pledge Agreement]

SCHEDULE I
SUBJECT SECURITIES

Name of Entity	Pledgor	Certificate Number	Percentage of Ownership
1.KATAPULT SPV-1 LLC	COGNICAL, INC.	N/A	100%